                                                                   Exhibit 10.16


                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 23/rd/ day of June, 1999, by Crestline Capital Corporation, a corporation formed under the laws of the State of Maryland with its principal place of business at 6600 Rockledge Drive, Suite 600, Bethesda, MD 20817 ("Crestline") and Bruce D. Wardinski, residing at 6317 Barsky Court, Fairfax Station, VA 22039 ("Mr. Wardinski").

     WHEREAS, Crestline desires to employ Mr. Wardinski and Mr. Wardinski desires to be employed by Crestline; and

     WHEREAS, the parties wish to set forth the terms and conditions of that employment;

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1. Term of Employment
   ------------------

     Crestline hereby employs Mr. Wardinski, and Mr. Wardinski hereby accepts employment with Crestline, upon the terms and conditions set forth in this Agreement. Unless terminated earlier pursuant to Section 5, Mr. Wardinski's employment pursuant to this Agreement shall be for the three (3)-year period commencing on January 1, 1999 (the "Commencement Date") and ending on December 31, 2001 (the "Initial Term"), and thereafter shall automatically renew for successive twenty-four (24) month periods (each of which shall be an "Additional Term"). The Initial Term, together with any Additional Term, shall be referred to herein as the "Employment Period."

2. Title; Duties
   -------------

     (a) Mr. Wardinski shall be employed as President and Chief Executive Officer of Crestline, and shall serve as Chairman of the Board of Directors of Crestline (the "Board of Directors"). Mr. Wardinski shall report to the Board of Directors, who shall have the authority to direct, control and supervise the activities of Mr. Wardinski. Mr. Wardinski shall perform such services consistent with his position as may be assigned to him from time to time by the Board of Directors and are consistent with the bylaws of Crestline, including, but not limited to, managing the affairs of Crestline.

     (b) Mr. Wardinski's place of employment shall be Bethesda, Maryland, or such other location within a 75-mile radius of the address first written above as the Board of Directors shall direct; provided, however, that Mr. Wardinski's duties may require extensive travel.

3. Extent of Services
   ------------------

     (a)  General. Mr. Wardinski agrees not to engage in any business activities
          -------
     during the Employment Period except those which are for the sole benefit of Crestline, and to devote his entire business time, attention, skill and effort to the performance of his duties under this Agreement. Notwithstanding the foregoing, Mr. Wardinski may (i) engage in personal investments and charitable, professional and civic activities which do not impair the performance of his duties to Crestline, and (ii) serve on the boards of directors of corporations other than Crestline, provided, however, that Mr. Wardinski shall resign promptly from any board of directors if directed to do so by Crestline's Board of Directors in its sole discretion. In no event shall Mr. Wardinski serve on the board of directors of any corporation that engages in any activities in competition with those of Crestline. Mr. Wardinski shall perform his duties to the best of his ability, shall adhere to Crestline's published policies and procedures, and shall use his best efforts to promote Crestline's interests, reputation, business and welfare.

     (b)  Corporate Opportunities.  Mr. Wardinski agrees that he will not take
          -----------------------
     personal advantage of any business opportunities which arise during his employment with Crestline and which may be of benefit to Crestline. All material facts regarding such opportunities must be promptly reported to the Board of Directors for consideration by Crestline.

4. Compensation and Benefits
   -------------------------

     (a)  Salary.  Crestline shall pay Mr. Wardinski a gross base annual salary
          ------
     ("Base Salary") of $530,000. The salary shall be payable in arrears in approximately equal semi-monthly installments (except that the first and last such semi-monthly installments may be prorated if necessary) on Crestline's regularly scheduled payroll dates, minus such deductions as may be required by law or reasonably requested by Mr. Wardinski. Crestline's Compensation Policy Committee (the "Compensation Committee") shall review his Base Salary annually in conjunction with its regular review of employee salaries and make such adjustments, if any, to his Base Salary as the Compensation Committee shall deem appropriate.

     (b)  Stock Options. At the meeting of the Compensation Committee to be held
          -------------
     in or about January 2000, the Compensation Committee may approve the grant to Mr. Wardinski of an option to purchase 250,000 shares of Crestline common stock at an exercise price equal to the greater of $19.82 per share or Fair Market Value as that term is defined in Crestline's 1998 Comprehensive Stock Incentive Plan as the same may be amended from time to time (the "Plan"), and such grant shall be set forth in a stock option agreement between Crestline and Mr. Wardinski (the "Stock Option Agreement"). Mr. Wardinski's right to purchase two-thirds of the shares under such stock option shall vest on the first anniversary of the date of grant and his right to purchase one-third of the Shares under such stock option shall vest on the second anniversary of the date of grant, subject to the terms and conditions of the Plan and the Stock Option Agreement, and subject to accelerated vesting as set forth in Section 6(c), (d), (e) and
     (f) of this Agreement.

     (c)  Other Awards. Crestline and Mr. Wardinski each acknowledge and agree
          ------------
     that on January 21, 1999, he was awarded (i) an option to purchase 500,000 shares of Crestline common stock at an exercise price of $9.91; (ii) an option to purchase 250,000 shares of Crestline common stock at an exercise price of $14.86; and (iii) 120,000 shares of restricted Crestline stock.

     (d)  Other Benefits.  Mr. Wardinski shall be entitled to paid time off and
          --------------
     holiday pay in accordance with Crestline's policies in effect from time to time and to participate in such life, health, and disability insurance, pension, deferred compensation and incentive plans, stock options and awards, performance bonuses and other benefits as Crestline extends, as a matter of policy, to its executive employees.

     (e)  Reimbursement of Business Expenses.  Crestline shall reimburse Mr.
          ----------------------------------
     Wardinski for all reasonable travel, entertainment and other expenses incurred or paid by Mr. Wardinski in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by Mr. Wardinski of documentation, expense statements, vouchers, and/or such other supporting information as Crestline may reasonably request.

5. Termination
   -----------

     (a)  Termination by Crestline for Cause. Crestline may terminate Mr.
          ----------------------------------
     Wardinski's employment under this Agreement at any time for Cause, upon written notice by Crestline to Mr. Wardinski. For purposes of this Agreement, "Cause" for termination shall mean any of the following: (i) the conviction of Mr. Wardinski of, or the entry of a plea of guilty or nolo contendere by Mr. Wardinski to, any felony; (ii) fraud, misappropriation or embezzlement by Mr. Wardinski; (iii) Mr. Wardinski's willful failure or gross negligence in the performance of his assigned duties for Crestline, which failure or negligence continues for more than thirty (30) calendar days following Mr. Wardinski's receipt of written notice of such willful failure or gross negligence; (iv) Mr. Wardinski's breach of his fiduciary duty to Crestline; (v) any act or omission of Mr. Wardinski that has a demonstrated and material adverse impact on Crestline's reputation for honesty and fair dealing; or (vi) the breach by Mr. Wardinski of any material term of this Agreement.

     (b)  Termination by Crestline or Mr. Wardinski Without Cause. Either party
          -------------------------------------------------------
     may terminate this Agreement at any time without Cause, upon giving the other party sixty (60) days written notice. At Crestline's sole discretion, it may substitute sixty (60) days salary in lieu of notice. Any salary paid to Mr. Wardinski in lieu of notice shall not be offset against any entitlement Mr. Wardinski may have to the Severance Payment pursuant to
     Section 6(c).

     (c)  Termination by Mr. Wardinski for Good Reason. Mr. Wardinski may
          --------------------------------------------
     terminate his employment under this Agreement at any time for Good Reason, upon written notice by Mr. Wardinski to Crestline. For purposes of this Agreement, "Good Reason" for termination shall mean (i) the assignment to Mr. Wardinski of substantial duties or responsibilities inconsistent with Mr. Wardinski's position at Crestline, or any other action by Crestline which results in a substantial diminution of Mr. Wardinski's duties or responsibilities; (ii) a requirement by Crestline that Mr. Wardinski work principally from a location outside the 75-mile radius specified in Section 2(b); (iii) Crestline's failure to pay Mr. Wardinski any Base Salary or other compensation to which he is entitled, other than an inadvertent failure which is remedied by Crestline within thirty (30) days after receipt of written notice thereof from Mr. Wardinski (or five (5) days in the case of failure to pay Base Salary); or (iv) a substantial reduction in Mr. Wardinski's aggregate Base Salary and other compensation taken as a whole, excluding any reductions caused by the failure to achieve performance targets.

     (d)  Mr. Wardinski's Death or Disability.  Mr. Wardinski's employment shall
          -----------------------------------
     terminate immediately upon his death or, upon written notice as set forth below, his disability. As used in this Agreement, "Disability" shall mean such physical or mental impairment as would render Mr. Wardinski eligible to receive benefits under the long-term disability insurance plan then made available by Crestline to its employees. If the Employment Period is terminated by reason of Mr. Wardinski's Disability, either party shall give thirty (30) days advance written notice to that effect to the other.

6. Effect of Termination
   ---------------------

     (a)  General. Regardless of the reason for any termination of this
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     Agreement, Mr. Wardinski shall be entitled to (i) payment of any unpaid portion of his Base Salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense he has incurred in performing his duties hereunder; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as required independent of this Agreement by the terms of any bonus or other incentive pay or stock plan, or any other employee benefit plan or program of Crestline.

     (b)  Termination by Crestline for Cause or by Mr. Wardinski Without Good
          -------------------------------------------------------------------
     Reason.  If Crestline terminates Mr. Wardinski's employment for Cause or
     ------
     Mr. Wardinski terminates his employment without Good Reason, Mr. Wardinski shall have no rights or claims against Crestline except to receive the payments and benefits described in Section 6(a).

     (c)  Termination by Crestline Without Cause or by Mr. Wardinski for Good
          -------------------------------------------------------------------
     Reason.  If Crestline terminates Mr. Wardinski's employment without Cause
     ------
     pursuant to Section 5(b), or Mr. Wardinski terminates his employment for Good Reason pursuant to Section 5(c), Mr. Wardinski shall be entitled to receive, in addition to the items referenced in Section 6(a), the following:

          (i) an amount equal to his Base Salary at the rate in effect on his last day of employment for a period of twenty-four (24) months (the "Severance Payment"). The Severance Payment shall be paid in approximately equal installments on Crestline's regularly scheduled payroll dates, subject to all legally required payroll deductions and withholdings for sums owed by Mr. Wardinski to Crestline;

          (ii) continued payment by Crestline for Mr. Wardinski's life, health and disability insurance coverage during the twenty-four (24) month severance period referenced in Section 6(c)(i) to the same extent that Crestline paid for such coverage immediately prior to the termination of Mr. Wardinski's employment and subject to the eligibility requirements and other terms and conditions of such insurance coverage, provided that if any such insurance coverage shall become unavailable during the twenty-four (24) month severance period, Crestline thereafter shall be obliged only to pay to Mr. Wardinski an amount equal to the employer premiums for such insurance for the remainder of such severance period;

          (iii) vesting as of the last day of his employment in any unvested portion of any stock option and any restricted stock previously issued to Mr. Wardinski; and

          (iv) a pro-rata share of any bonus to which Mr. Wardinski otherwise would have been entitled for the fiscal year in which his employment terminates without Cause or for Good Reason. Such pro-rated bonus shall be paid to Mr. Wardinski within sixty (60) days following the end of the fiscal year in which such termination occurs.

     (d)  Termination Following Change in Control.
          ---------------------------------------

          (i) If, by giving sixty (60) days written notice commencing within twenty-four (24) months following a Change in Control, Crestline (or its successor) terminates Mr. Wardinski's employment without Cause or Mr. Wardinski terminates his employment for any reason, he shall be entitled to the Severance Payment, continued insurance benefits, accelerated vesting and pro-rated bonus set forth in Section 6(c). For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

               (A) The ownership or acquisition (whether by a merger contemplated by Section 6(d)(i)(B) below, or otherwise) by any Person (other than a Qualified Affiliate), in a single transaction or a series of related or unrelated transactions, of Beneficial Ownership of thirty-five percent (35%) or more of (1) Crestline's outstanding common stock (the "Common Stock") or (2) the combined voting power of Crestline's outstanding securities entitled to vote generally in the election of directors (the "Outstanding Voting Securities");

               (B) The merger or consolidation of Crestline with or into any other Person other than a Qualified Affiliate, if, immediately following the effectiveness of such merger or consolidation, Persons who did not Beneficially Own Outstanding Voting Securities immediately before the effectiveness of such merger or consolidation directly or indirectly Beneficially Own more than thirty-five percent (35%) of the outstanding shares of voting stock of the surviving entity of such merger or consolidation (including for such purpose in both the numerator and denominator, shares of voting stock issuable upon the exercise of then outstanding rights (including conversion rights), options or warrants) ("Resulting Voting Securities"), provided that, for purposes of this Section 6(d)(i)(B), if a person who Beneficially Owned Voting Securities immediately before the merger or consolidation Beneficially Owns a greater number of the Resulting Voting Securities immediately after the merger or consolidation than the number the Person received solely as a result of the merger or consolidation, that greater number will be treated as held by a Person who did not Beneficially Own Voting Securities before the merger or consolidation, and provided further that such merger or consolidation would also constitute a Change in Control if it would satisfy the foregoing test if rights, options and warrants were not included in the calculation;

               (C)  Any one or a series of related sales or
               conveyances to any Person other than any one or more Qualified Affiliates of all or substantially all of the assets of Crestline, but excluding sales or conveyances in connection with either the normal expiration or other termination of Crestline's hotel leases with Host Marriott Corporation or the affiliates of Host Marriott Corporation, or the termination of such hotel leases following a Tax Law Change, as defined herein;

               (D) Incumbent directors cease to be a majority of the members of the Board, where an "Incumbent Director" is
               (1) an individual who is a member of the Board on the effective date of this Agreement or (2) any new director whose appointment or election by the Board or whose nomination for election by the stockholders was approved by a majority of the persons who were already Incumbent Directors, other than any individual who assumes office initially as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

               (E) Any other event that the Board determines, in its discretion and with reference to "Change in Control," would materially alter the structure or business of the Company or its ownership; or

               (F) A Change in Control shall also be deemed to have occurred immediately before the completion of a tender offer for Crestline's securities representing more than thirty five percent (35%) of the Outstanding Securities, other than a tender offer by a Qualified Affiliate.

               (G) For purposes of this Agreement, the following definitions shall apply:

                    (1) "Beneficial Ownership," "Beneficially Owned" and "Beneficially Owns" shall have the meanings provided in Exchange Act Rule 13d-3;

                    (2)  "Exchange Act" shall mean the Securities
               Exchange Act of 1934, as amended;

                    (3) "Person" shall mean any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), including any natural person, corporation, trust, association, company, partnership, joint venture, limited liability company, legal entity of any kind, government, or political subdivision, agency or instrumentality of a government, as well as two or more Persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Crestline securities; and

                    (4) "Qualified Affiliate" shall mean (i) any directly or indirectly wholly owned subsidiary of Crestline, (ii) any employee benefit plan (or related trust) sponsored or maintained by Crestline or by any entity controlled by Crestline; or (iii) any Person consisting of one or more individuals who are then Crestline's Chief Executive Officer or any other named executive officer (as defined in Item 402 of Regulation S-K under the Securities Act of 1933) of Crestline as indicated in its most recent securities filing made before the date of the transaction.

          (ii) (A) In the event that any Severance Payment, insurance benefits, accelerated vesting, pro-rated bonus or other benefit payable to Mr. Wardinski shall (1) constitute "parachute payments" within the meaning of Section 280G (as it may be amended or replaced) of the Internal Revenue Code (the "Code") ("Parachute Payments") and (2) be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code ("the Excise Tax"), then Crestline shall pay to Mr. Wardinski an additional amount (the "Gross-Up Amount") such that the net benefits retained by Mr. Wardinski after the deduction of the Excise Tax (including interest and penalties) and any federal, state or local income taxes (including interest and penalties) upon the Gross-Up Amount shall be equal to the benefits that would have been delivered hereunder had the Excise Tax not been applicable and the Gross-Up Amount not paid.

               (B) For purposes of determining the Gross-Up Amount: (1) Parachute Payments provided under arrangements with Mr. Wardinski other than the Plan and this Agreement, if any, shall be taken into account in determining the total amount of Parachute Payments received by Mr. Wardinski so that the amount of excess Parachute Payments that are attributable to provisions of the Plan and Agreement is maximized; and (2) Mr. Wardinski shall be deemed to pay federal, state and local income taxes at the highest marginal rate of taxation for Mr. Wardinski's taxable year in which the Parachute Payments are includable in Mr. Wardinski's income for purposes of federal, state and local income taxation.

               (C) The determination of whether the Excise Tax is payable, the amount thereof, and the amount of any Gross-Up Amount shall be made in writing in good faith by a nationally recognized independent certified public accounting firm approved by Crestline and Mr. Wardinski, such approval not to be unreasonably withheld (the "Accounting Firm"). If such determination is not finally accepted by the Internal Revenue Service (or state or local revenue authorities) on audit, then appropriate adjustments shall be computed based upon the amount of Excise Tax and any interest or penalties so determined; provided, however, that Mr. Wardinski in no event shall owe Crestline any interest on any portion of the Gross-Up Amount that is returned to Crestline. For purposes of making the calculations required by this
          Section 6(d)(ii), to the extent not otherwise specified herein, reasonable assumptions and approximations may be made with respect to applicable taxes and reasonable, good faith interpretations of the Code may be relied upon. Crestline and Mr. Wardinski shall furnish such information and documents as may be reasonably requested in connection with the performance of the calculations under this Section 6(d)(ii). Crestline shall bear all costs incurred in connection with the performance of the calculations contemplated by this Section 6(d)(ii). Crestline shall pay the Gross-Up Amount to Mr. Wardinski no later than sixty (60) days following receipt of the Accounting Firm's determination of the Gross-Up Amount.

     (e)  Termination Following Tax Law Change.  If, by giving sixty (60) days
          ------------------------------------
     written notice commencing within twenty four (24) months following a Tax Law Change, Crestline terminates Mr. Wardinski's employment without Cause or Mr. Wardinski terminates his employment for any reason, he shall be entitled to the Severance Payment, accelerated vesting and pro-rated bonus set forth in Section 6(c). For purposes of this Agreement, a "Tax Law Change" shall mean any change in the Code (including, without limitation, a change in the United States Treasury regulations promulgated thereunder), or in the judicial or administrative interpretations of the Code, which would permit Host Marriott Corporation or another entity or entities in which Host Marriott Corporation owns a substantial economic interest to operate all or substantially all the hotels owned by Host Marriott Corporation or such affiliated entity or entities without adversely affecting Host Marriott Corporation's qualification for taxation as a real estate investment trust under applicable Code provisions.

     (f)  Additional Payment in Event of Termination Following Change in Control
          ----------------------------------------------------------------------
     or Tax Law Change. In the event that Mr. Wardinski's employment terminates
     -----------------
     following a Change in Control or Tax Law Change, within the time periods and upon the notices set forth in Sections 6(d) and (e), and the last day of Mr. Wardinski's employment precedes the Compensation Committee meeting referenced in Section 4(b), Crestline may pay to Mr. Wardinski an amount calculated according to the following formula: 250,000 multiplied by the amount, if any, by which the average of the highest and lowest quoted selling prices for a share of Crestline's common stock on the date of termination of employment, or (if there were no sales on such date) the average so computed on the nearest day before and the nearest day after the relevant date, as reported in the Wall Street Journal, exceeds $19.82 per share. The amounts of 250,000 and $19.82 per share shall be adjusted to account equitably for any stock dividends, stock splits or other changes in corporate capitalization (including those events constituting a Change in Control) occurring between the effective date of this Agreement and Mr. Wardinski's termination of employment. Such amount shall be in addition to any other payments and benefits to which Mr. Wardinski shall be entitled pursuant to this Agreement, including without limitation any Gross-Up Amount, if applicable, and shall be paid to Mr. Wardinski within thirty
     (30) days following his last day of employment.

     (g)  Termination In the Event of Death or Disability.
          -----------------------------------------------

          (i) If Mr. Wardinski's employment terminates in the event of his death, any unvested portion of any stock option and any restricted stock previously issued to Mr. Wardinski shall become fully vested as of the date of his death. In addition, Mr. Wardinski's estate shall be entitled to receive a pro-rata share of any performance bonus to which he otherwise would have been entitled for the fiscal year in which his death occurs.

          (ii) In the event Mr. Wardinski's employment terminates due to his Disability, he shall be entitled to receive his Base Salary until such date as he shall commence receiving disability benefits pursuant to any long-term disability insurance provided to him by Crestline. In addition, as of the effective date of the termination notice specified in Section 5(d), Mr. Wardinski shall vest in any unvested portion of any stock option and any restricted shares previously granted to him by Crestline. Mr. Wardinski also shall be entitled to receive a pro-rata share of any performance bonus to which he otherwise would have been entitled for the fiscal year in which his employment terminates due to his Disability.

7. Confidentiality
   ---------------

          (a)  Definition of Proprietary Information. Mr. Wardinski acknowledges
               -------------------------------------
          that he may be furnished or may otherwise receive or have access to confidential information which relates to Crestline's past, present or future business activities, strategies, services or products, research and development; financial analysis and data; improvements, inventions, processes, techniques, designs or other technical data; profit margins and other financial information; fee arrangements; terms and contents of leases, asset management agreements and other contracts; tenant and vendor lists or other compilations for marketing or development; confidential personnel and payroll information; or other information regarding administrative, management, financial, marketing, leasing or sales activities of Crestline, or of a third party which provided proprietary information to Crestline on a confidential basis. All such information, including any materials or documents containing such information, shall be considered by Crestline and Mr. Wardinski as proprietary and confidential (the "Proprietary Information").

     (b)  Exclusions.  Notwithstanding the foregoing, Proprietary Information
          ----------
     shall not include (i) information disseminated by Crestline to third parties in the ordinary course of business; or (ii) information in the public domain not as a result of a breach of any duty by Mr. Wardinski or any other person.

     (c)  Obligations. Both during and after the Employment Period, Mr.
          -----------
     Wardinski agrees to preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to him before this Agreement is signed or afterward. In addition, Mr. Wardinski shall not (i) disclose or disseminate the Proprietary Information to any third party, including employees of Crestline without a legitimate business need to know; (ii) remove the Proprietary Information from Crestline's premises without a valid business purpose; or (iii) use the Proprietary Information for his own benefit or for the benefit of any third party.

     (d)  Return of Proprietary Information. Mr. Wardinski acknowledges and
          ---------------------------------
     agrees that all the Proprietary Information used or generated during the course of working for Crestline is the property of Crestline. Mr. Wardinski agrees to deliver to Crestline all documents and other tangibles (including diskettes and other storage media) containing the Proprietary Information at any time upon request by the Board of Directors during his employment and immediately upon termination of his employment.

8. Noncompetition
   --------------

     (a)  Restriction on Competition.  For twelve (12) months following the
          --------------------------
     expiration or termination of Mr. Wardinski's employment by Crestline for any reason (the "Restricted Period"), Mr. Wardinski agrees not to engage, directly or indirectly, as an owner, employee, consultant, partner, principal, agent, representative, stockholder, or in any other individual, corporate or representative capacity, in any of the following: (i) acting as a lessee for public or private real estate investment trusts; (ii) asset management for hotel, independent living, assisted living or health-care communities, or (iii) any other business that Crestline conducts as of the date of Mr. Wardinski's termination of employment; provided, however, Mr. Wardinski shall not be deemed to have violated this Section 8(a) solely by reason of his ownership of five percent (5%) or less of the outstanding stock of any publicly traded corporation or other entity.

     (b)  Non-Solicitation of Clients. During the Restricted Period, Mr.
          ---------------------------
     Wardinski agrees not to solicit, directly or indirectly, on his own behalf or on behalf of any other person(s), any client of Crestline to whom Crestline had provided services at any time during Mr. Wardinski's employment with Crestline in any line of business that Crestline conducts as of the date of Mr. Wardinski's termination of employment or that Crestline is actively soliciting, for the purpose of marketing or providing any service competitive with any service then offered by Crestline.

     (c)  Non-Solicitation of Employees. During the Restricted Period, Mr.
          -----------------------------
     Wardinski agrees that he will not, directly or indirectly, hire or attempt to hire or cause any business, other than an affiliate of Crestline, to hire any person who is then or was at any time during the preceding six (6) months an employee of Crestline and who is at the time of

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

     such hire or attempted hire, or was at the date of such employee's separation from Crestline, either (i) in Grade Level 56 or above, or (ii) a Crestline director, vice president, senior vice president or executive vice president.

     (d)  Acknowledgement.  Mr. Wardinski acknowledges that he will acquire much
          ---------------
     Proprietary Information concerning the past, present and future business of Crestline as the result of his employment, as well as access to the relationships between Crestline and its clients and employees. Mr. Wardinski further acknowledges that the business of Crestline is very competitive and that competition by him in that business during his employment, or after his employment terminates, would severely injure Crestline. Mr. Wardinski understands and agrees that the restrictions contained in this Section 8 are reasonable and are required for Crestline's legitimate protection, and do not unduly limit his ability to earn a livelihood.

     (e)  Exception.  Notwithstanding any other provision of this Agreement, Mr.
          ---------
     Wardinski shall not be subject to the provisions of Section 8(a)-(d) of this Agreement if his employment is terminated by Crestline (or its successor) or Mr. Wardinski following a Change in Control in accordance with Section 6(d) or following a Tax Law Change in accordance with Section 6(e) of this Agreement.

9.  Employee Representation
    -----------------------

     Mr. Wardinski represents and warrants to Crestline that he is not now under any obligation of a contractual or other nature to any person, business or other entity which is inconsistent or in conflict with this Agreement or which would prevent him from performing his obligations under this Agreement.

10.  Arbitration
     -----------

     (a) Any disputes between Crestline and Mr. Wardinski in any way concerning Mr. Wardinski's employment, the termination of his employment, this Agreement or its enforcement shall be submitted at the initiative of either party to mandatory arbitration in Maryland before a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, or its successor, then in effect. The decision of the arbitrator shall be rendered in writing, shall be final, and may be entered as a judgment in any court in the State of Maryland. The parties irrevocably consent to the jurisdiction of the federal and state courts located in Maryland for this purpose. Each party shall be responsible for its or his own costs incurred in such arbitration and in enforcing any arbitration award, including attorneys' fees and expenses.

     (b) Notwithstanding the foregoing, Crestline, in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief and such other relief as Crestline shall elect to enforce Mr. Wardinski's covenants in Sections 7 and 8 of this Agreement.

11. Miscellaneous
    -------------

     (a)  Notices.  All notices required or permitted under this Agreement
          -------
     shall be in

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

     writing and shall be deemed effective (i) upon personal delivery, (ii) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, or (iii) in the case of facsimile transmission or delivery by nationally recognized overnight deliver service, when received, addressed as follows:

          (i)  If to Crestline, to:

                    Crestline Capital Corporation
                    6600 Rockledge Drive
                    Suite 600
                    Bethesda, MD 20817
                    Attention: Tracy M.J. Colden
                    Fax No. 240/694-2040

          (ii) If to Mr. Wardinski, to:

                    Mr. Bruce D. Wardinski
                    6317 Barsky Court
                    Fairfax Station, VA 22039

     or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.

     (b)  Pronouns.  Whenever the context may require, any pronouns used in this
          --------
     Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     (c)  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
     between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     (d)  Amendment. This Agreement may be amended or modified only by a written
          ---------
     instrument executed by both Crestline and Mr. Wardinski.

     (e)  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
     enforced in accordance with the laws of the State of Maryland, without regard to its conflicts of laws principles.

     (f)  Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
     to the benefit of both parties and their respective successors and assigns, including any entity with which or into which Crestline may be merged or which may succeed to its assets or business or any entity to which Crestline may assign its rights and obligations under this Agreement; provided, however, that the obligations of Mr. Wardinski are personal and shall not be assigned or delegated by him.

     (g)  Waiver. No delays or omission by Crestline or Mr. Wardinski in
          ------
     exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by Crestline or Mr. Wardinski on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     (h)  Captions. The captions appearing in this Agreement are for convenience
          --------
     of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     (i)  Severability. In case any provision of this Agreement shall be held by
          ------------
     a court or arbitrator with jurisdiction over the parties to this Agreement to be invalid, illegal or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     (j)  Counterparts. This Agreement may be executed in two or more
          ------------
     counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


BRUCE D. WARDINSKI                         CRESTLINE CAPITAL CORPORATION


________________________________           By: ________________________________
                                               Tracy M. J. Colden
                                               Senior Vice President

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